Exhibit 99.1

For Immediate Release

Contact:
Lucera Blount Parker 919-687-7835 919-687-7821 Fax lucera.parker@mfbonline.com	William G. Smith 919-688-1308 wsmith@mcsbk.com

M&F BANCORP, INC. AND MUTUAL COMMUNITY SAVINGS BANK, INC. SSB

ANNOUNCE MERGER NEGOTIATIONS

DURHAM, NC — (JUNE 20, 2007) — M&F Bancorp, Inc. (“M&F”) and Mutual Community Savings Bank, Inc. SSB (“MCSB”) announce that they are negotiating the merger of MCSB with and into M&F’s subsidiary, Mechanics and Farmers Bank (“M&F Bank”).

M&F and MCSB are negotiating a definitive merger agreement, which, if agreed to, and subject to the receipt of various regulatory approvals, the approval of MCSB’s shareholders and certain other standard conditions, would result in the combination of two of the country’s oldest Black-owned financial institutions. There can be no assurance that an agreement will be reached or a transaction consummated.

Additional Information and Where To Find It.

In the event that the companies successfully negotiate a definitive merger agreement, M&F will file a registration statement, which will include a proxy statement/prospectus to be sent to MCSB’s shareholders, and each of M&F and MCSB may file other relevant documents concerning the merger with the Securities and Exchange Commission (the “SEC”) and the Federal Deposit Insurance Corporation (the “FDIC”). Shareholders are urged to read the registration statement and the proxy statement/prospectus regarding the merger when they become available and any other relevant documents filed with the SEC and or the FDIC, as well as any amendments or supplements to those documents, because they will contain important information.

You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about M&F and MCSB, at the SEC’s website (www.sec.gov). You will also be able to obtain these documents, free of charge, by accessing M&F’s website (www.mfbonline.com ), or by accessing MCSB’s website (www.mcsbk.com).

Participants in the Solicitation.

M&F and MCSB and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of MCSB in connection with the merger. Information about the directors and executive officers of M&F is set forth in the proxy statement for M&F’s 2007 annual meeting of shareholders, as filed with the SEC on April 18, 2007. Information about the directors and executive officers of MCSB is set forth in the proxy statement for MCSB’s 2007 annual meeting of shareholders, as filed with the FDIC on May 24, 2007. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the merger when it becomes available. You may obtain free copies of these documents as described above.

M&F Bancorp, Inc.

M&F, a one-bank holding company with assets of approximately $262 million as of March 31, 2007, is the parent company of M&F Bank. M&F’s common stock is quoted in the over-the-counter market through the OTC Bulletin Board under the symbol “MFBP” or “MFBP.OB”. M&F’s wholly owned subsidiary, M&F Bank, currently conducts business through nine branch offices located in Charlotte, Durham, Raleigh, and Winston-Salem, NC. M&F Bank was founded in 1907 and has operated continuously and profitably since opening in 1908. M&F Bank’s mission is to meet the financial services needs of the communities it serves, promote personal and community development, and to provide quality service to all while continuing its tradition of serving those who historically have been underserved. For additional information, contact M&F Bancorp, Inc. Corporate Headquarters, 2634 Durham Chapel Hill Blvd., Durham, NC at 919.687.7800, or visit www.mfbonline.com.

Forward Looking Statements

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of M&F, M&F Bank and MCSB. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of M&F, M&F Bank and MCSB and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. None of M&F, M&F Bank nor MCSB undertakes an obligation to update any forward-looking statements. Additional information, including details of some of the factors that could affect the accuracy of forward-looking statements, is detailed in M&F’s filings with the SEC, which are available at www.sec.gov or www.mfbonline.com, and MCSB’s filings with the FDIC, which are available at www.mcsbk.com.

Not an Offer to Sell

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

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